Exhibit 10.1

AMERICAN EAGLE OUTFITTERS, INC.

LTICP Confidentiality, Non-Solicitation, Non- Competition And

Intellectual Property Agreement

As an officer of American Eagle Outfitters, Inc. or one of its subsidiaries or affiliates (collectively, the "Company"), the undersigned participant in the Company Long Term Incentive Compensation Plan (the "LTICP") has access to or may develop trade secrets, intellectual property, and other confidential or proprietary information ("Confidential Information") of the Company.

THEREFORE, in consideration of my continued employment with the Company, in recognition of the highly competitive nature of the business conducted by the Company and in exchange for the benefit of being able as a "Contract Participant" to receive the distribution of my full account balance under the LTICP after termination of my employment, I agree as follows:

1. I will at all times during and after my employment with the Company faithfully hold the Company's Confidential Information in the strictest confidence, and I will use my best efforts and diligence to guard against its disclosure to anyone other than as required in the performance of my duties to the Company. I will not use Confidential Information for my own personal benefit or for the benefit of any competitor or other person. I understand that Confidential Information includes all information and materials relating to Intellectual Property, as defined below, the Company's trade secrets and all information relating to the Company that the Company does not make available to the public. By way of example, Confidential Information includes information about the Company's products, designs, processes, systems, marketing, promotional plans, technical procedures, strategies, costs, financial information, and many other types of information and materials. Upon termination of my employment with the Company, regardless of the reason for such termination, I will return to the Company all computers, data storage devices, documents and other materials of any kind that contain Confidential Information. I will not use any confidential information of any third party, including any prior employer, in breach of a legal obligation to that third party in the course of my work for the Company.

2. If I decide to resign my employment with the Company, I will provide the Company with thirty (30) days prior written notice.

3. If I leave the Company for any reason whatsoever, then for a period of eighteen (18) months after my separation from the Company, I will not directly or indirectly solicit, induce or attempt to influence any associate to leave the employment of the Company, nor will I in any way assist anyone else in doing so.

4. I agree that all inventions, designs and ideas conceived, produced, created, or reduced to practice, either solely or jointly with others, during my employment with the Company, including those developed on my own time, which relate to or are useful in the Company's business ("Intellectual Property") shall be owned solely by the Company. I understand that whether in preliminary or final form, such Intellectual Property includes, for example, all ideas, inventions, discoveries, designs, innovations, improvements, trade secrets, and other intellectual property. All Intellectual Property is either work made for hire for the Company within the meaning of the U. S. Copyright Act, or, if such Intellectual Property is determined not to be work made for hire, then I irrevocably assign all right, title and interest in and to the Intellectual Property to the Company, including all copyrights, patents, and/or trademarks. I will, without any additional consideration, execute all documents and take all other actions needed to convey my complete ownership of the Intellectual Property to the Company so that the Company may own and protect such Intellectual Property and obtain patent, copyright and trademark registrations for it. I agree that the Company may alter or modify the Intellectual Property at the Company's sole discretion, and I waive all right to claim or disclaim authorship. I represent and warrant that any Intellectual Property that I assign to the Company, except as otherwise disclosed in writing at the time of assignment, will be my sole, exclusive, original work. I have not previously invented any Intellectual Property or I have advised the Company in writing of any prior inventions or ideas.

5. If I leave the Company for any reason whatsoever, then for a period of twelve (12) months after my separation from the Company, I will not, directly or indirectly, work for or contribute to the efforts of any business organization or entity that competes, or plans to compete, with the Company or its products and services. I understand that the Company at its discretion may waive this provision or shorten the twelve month period by giving me a written waiver.

6. I understand and agree that if I breach any provision of this Agreement as determined in the sole discretion of the Company, then the Company may refrain from paying to me my account balance under the LTICP, all of which I will forfeit in that event.

7. I understand and agree that the Company has the right to suspend or terminate the LTICP at any time in the future, provided that such suspension or termination does not decrease the value of my then-current account balance.

8. I understand and agree that the Company is entitled, in addition to other remedies, to obtain an injunction against any potential or actual violation of this Agreement. This Agreement is in addition to and does not replace any other agreement between me and the Company relating to the subject matter hereof, and I acknowledge that the Company is entitled to enforce any such other agreement in addition to the provisions of this Agreement.

9. This Agreement cannot be changed in any way unless the Company agrees in writing. This Agreement will be governed by and interpreted in accordance with Pennsylvania law.

Date: __________________________

American Eagle Outfitters, Inc.
By: /s/James V. O'Donnell, CEO

Date: __________________________

______________________________
Officer signature